FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                           74-1051605
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                     STEWART & STEVENSON 401(k) SAVINGS PLAN
                              (Full title of Plan)

                               LAWRENCE E. WILSON
                                 P.O. BOX 1637
                             HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     Title                                      Proposed               Proposed
 of Securities          Amount to           maximum offering       maximum aggregate         Amount of
to be registered      be registered<F1>    price per share<F2>     offering price<F2>     registration fee
_________________     ________________     ___________________     __________________     ________________
Common Stock,
without par value
per share                30,000                 $ 47.875              $ 1,436,250             $ 495.26

<F1> In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2> Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on March 25, 1994, for the purposes of calculating the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended January 31, 1993, Quarterly Report on Form 10-Q for the three months ended April 30, 1993, Quarterly Report on Form 10-Q for the three months ended July 31, 1993, Quarterly Report on Form 10-Q for the three months ended October 31, 1993 and the description of Company's Common Stock included in its registration statement on Form 8-A filed May 31, 1977, pursuant to Section 12(g) of the Securities Exchange Act of 1934 are incorporated herein by reference. All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended January 31, 1993, have been audited by Arthur Andersen & Co., independent accountants, as indicated in their report with respect thereto and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Lawrence E. Wilson, Vice President and General Counsel of the Company. Mr. Wilson beneficially owns 459 shares and has options to purchase 26,000 shares of Common Stock, of which options to purchase 9,500 shares may be exercised within 60 days.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides that:

     1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel or a majority of the stockholders that such officer or director: (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, at least not opposed to the corporation's interest and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful.
Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or was threatened to be a party if he has been wholly successful in its defense.

     3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

     4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     The bylaws of the Company provide in relevant part:

     "Section 6.9. Indemnification of Officers and Directors. The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified with respect to any matter as to which such person is found liable to the Corporation. Any such indemnification shall be reported in writing to the stockholders of the Corporation on or before the notice or waiver of notice of the next stockholders' meeting and in any event within twelve (12) months of the indemnification. The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled."

     The Company has entered into indemnification agreements with each officer and director under which the Company has agreed to indemnify such persons to the fullest extent permitted by applicable laws and the bylaws of the Company. The Company has also purchased a directors and officers liability and corporation reimbursement policy in the amount of $10,000,000, which, subject to certain exceptions, protects the officers and directors of the Company against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1  Stewart & Stevenson 401(k) Savings Plan

     5.1  Opinion of Lawrence E. Wilson, Vice President and General Counsel.

          The Company undertakes to submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan pursuant to Section 401 of the Internal Revenue Code.

     23.1 Consent of Arthur Andersen & Co.

     23.2 Consent of Lawrence E. Wilson

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 30th day of March, 1994.

STEWART & STEVENSON SERVICES, INC.

By:  /s/ Bob H. O'Neal
     ____________________
     Bob H. O'Neal
     President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of the Stewart & Stevenson 401(k) Savings Plan, by each member of such plan's administrative committee, in the City of Houston, and the State of Texas, on the 30th day of March, 1994.

STEWART & STEVENSON 401(k) SAVINGS PLAN

By: Stewart & Stevenson 401(k) Savings Plan
    Administrative Committee



/s/ Bob H. O'Neal                            /s/ Robert L. Hargrave
______________________________               ______________________________
Bob H. O'Neal                                Robert L. Hargrave
Member                                       Member

/s/ Donald E. Stevenson                      /s/ Jack T. Currie
______________________________               ______________________________
Donald E. Stevenson                          Jack T. Currie
Member                                       Member

/s/ Bobby W. Brown                           /s/ David R. Stewart
______________________________               ______________________________
Bobby W. Brown                               David R. Stewart
Member                                       Member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of March, 1994.

/s/ Bob H. O'Neal                            /s/ Robert L. Hargrave
______________________________               ______________________________
Bob H. O'Neal                                Robert L. Hargrave
Director and Principal                       Director, Principal Financial
Executive Officer                            Officer and Principal
                                             Accounting Officer

/s/ C. Jim Stewart II                        /s/ J. Carsey Manning
______________________________               ______________________________
C. Jim Stewart II                            J. Carsey Manning
Director                                     Director

/s/ Donald E. Stevenson                      /s/ Donald J. Atwood
______________________________               ______________________________
Donald E. Stevenson                          Donald J. Atwood
Director                                     Director

/s/ Robert H. Parsley
______________________________               ______________________________
Robert H. Parsley                            James H. Elder, Jr.
Director                                     Director

/s/ J.W. Lander, Jr.
______________________________               ______________________________
J.W. Lander, Jr.                             Jack T. Currie
Director                                     Director

/s/ Robert S. Sullivan
______________________________
Robert S. Sullivan
Director

                                  EXHIBIT INDEX

   4.1 Stewart & Stevenson Services, Inc. 1993 Nonofficer Employee Stock Option Plan

   5.1 Opinion of Lawrence E. Wilson, Vice President and General Counsel of the Company

  23.1     Consent of Arthur Andersen & Co.

  23.2     Consent of Lawrence E. Wilson